Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

BURT WEISS, individually and on behalf of	)
all others similarly situated,	)
)
Plaintiff,	)
)
v.	)	C.A. No. 7821-VCN
)
ALLEN SALMASI, JACK ROSEN,	)
WILLIAM H. WEBSTER, CARL E. VOGEL,	)
DOUGLAS F. MANCHESTER, NADER	)
TAVAKOLI, NEXTWAVE WIRELESS INC.,	)
AT&T INC., and RODEO ACQUISITION	)
SUB INC.,	)
)
Defendants.	)

STIPULATION OF SETTLEMENT

By and through their respective attorneys, the parties to the above-captioned class action (the “Delaware Action”) and the substantially similar class actions pending in the Superior Court of San Diego County, California (the “California Court”), captioned Rodriguez v. NextWave Wireless, Inc., 37-2012-00103743-CU-SL-CTL and Juzwik v. NextWave Wireless, Inc., 37-2012-00103742-CU-SL-CTL (the “California Actions” and, together with the Delaware Action, the “Actions”), have entered into the following Stipulation of Settlement (“Stipulation” or “Settlement”), subject to the approval of the Delaware Court of Chancery (the “Delaware Court”).

WHEREAS:

A. On August 2, 2012, NextWave Wireless Inc. (“NextWave” or the “Company”) and AT&T Inc. (“AT&T”) announced that they had reached a definitive merger agreement (the “Merger Agreement”) pursuant to which, among other things, AT&T, through its wholly owned subsidiary Rodeo Acquisition Sub Inc. (“Merger Sub”), will acquire all the outstanding shares of NextWave for (i) $1.00 per share in cash and (ii) a non-transferable contingent payment right representing a pro rata interest in an amount of up to $25 million held in escrow, which may be reduced in respect of indemnification obligations and other amounts payable to AT&T (the “Transaction”).

B. On August 17, 2012, the Company filed with the United States Securities and Exchange Commission (the “SEC”) a preliminary proxy statement.

C. On August 31, 2012, plaintiff Burt Weiss (“Plaintiff Weiss”) filed the Delaware Action against Allen Salmasi, Jack Rosen, William H. Webster, Carl E. Vogel, Douglas F. Manchester, and Nader Tavakoli (collectively, the “Individual Defendants”), and the Company, AT&T, and Merger Sub (collectively, with the Individual Defendants, the “Defendants”).

D. In his Verified Class Action Complaint (the “Complaint”), Plaintiff Weiss alleged, among other things, that the Individual Defendants, who are the directors of NextWave, breached their fiduciary duties in connection with their consideration and approval of the Transaction; the Company’s public disclosures regarding the Transaction were materially misleading and failed to disclose material information; and the Company, AT&T, and Merger Sub aided and abetted the Individual Defendants’ alleged breach of fiduciary duties.

E. On September 5, 2012, the Company filed with the SEC a definitive proxy statement (the “Proxy”).

F. On September 6, 2012, Plaintiff Weiss served Defendants with Plaintiff Weiss’s First Request for the Production of Documents and Things to All Defendants.

G. On September 6, 2012, Plaintiff Weiss filed a Motion for Expedited Proceedings, seeking expedited proceedings, including a preliminary injunction hearing and expedited discovery, and a Motion for Preliminary Injunction, seeking an order enjoining the Transaction.

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H. On September 6, 2012, the California Actions were filed in the Superior Court for San Diego County, California, by plaintiffs Juzwik and Rodriguez (the “California Plaintiffs” and, together with Plaintiff Weiss, the “Plaintiffs”).

I. On September 10, 2012, counsel for Plaintiffs and Defendants (together with their respective clients, the “Parties”) negotiated a Stipulation and Order Governing the Production and Exchange of Confidential Information to govern the discovery process and the use of documents produced during discovery (the “Protective Order”). The Delaware Court granted the Protective Order on September 11, 2012.

J. On September 11, 2012, after negotiations, the Parties agreed to a Scheduling Order Regarding Expedited Proceedings (the “Scheduling Order”), in which Plaintiff Weiss’s Motion for Expedited Proceedings was granted and in which a hearing on Plaintiff Weiss’s Motion for Preliminary Injunction was scheduled for September 25, 2012. The Delaware Court granted the Scheduling Order on September 12, 2012.

K. Plaintiffs aver that they have engaged financial and valuation experts to analyze the facts and circumstances concerning the Transaction, the financial disclosures made by Defendants, and the adequacy of the consideration to be paid to the Company’s stockholders in connection with the Transaction.

L. Plaintiffs have received and aver that they reviewed (with the assistance of financial and valuation experts) over 7,250 pages of confidential, non-public documents produced by Defendants regarding the Transaction.

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M. Plaintiffs’ counsel have taken three contested depositions in connection with the Actions before entering into any agreement to settle Plaintiffs’ claims: NextWave director and Chairman Allen Salmasi on September 17, 2012, NextWave director Carl Vogel on September 19, 2012, and Stanley Holtz, of NextWave’s financial advisor Moelis & Company, on September 19, 2012.

N. The Parties have engaged in extensive arm’s-length negotiations concerning a possible settlement of the Actions.

O. On September 20, 2012, after negotiations, the Parties reached an agreement-in-principle to settle the Actions and, through their respective counsel, executed a Memorandum of Understanding (the “MOU”) memorializing the in-principle settlement on terms and conditions substantially similar to those set forth below. Attached as Exhibit A to the MOU were certain additional disclosures to be made by NextWave in a supplement to the Proxy (the “Supplemental Disclosures”).

P. Plaintiffs aver that they had prepared their Brief in Support of Preliminary Injunction, which was due to be filed with the Delaware Court on September 20, 2012, but was obviated by the signing of the MOU.

Q. Prior to the execution of the MOU, the Parties did not discuss the appropriateness or amount of any application by Plaintiffs’ counsel for an award of attorneys’ fees and expenses. No discussions concerning the amount of any attorneys’ fees or expenses were conducted between the Parties in connection with the Actions until all of the other terms of this Stipulation had been agreed upon.

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R. On September 21, 2012, Plaintiff Weiss’s counsel submitted a letter to the Delaware Court with the MOU, which informed the Delaware Court that the Parties had reached an agreement-in-principle to settle the Actions.

S. On September 21, 2012, NextWave filed with the SEC and mailed to its stockholders a supplement to the Proxy containing the Supplemental Disclosures.

T. On October 8, 2012, the parties to the California Actions filed a Notice of Settlement and Request for Stay in both California Actions pending resolution of the Delaware Action.

U. On October 2, 2012, the NextWave stockholders approved the Transaction and adopted the Merger Agreement.

V. Plaintiffs’ counsel believe that their claims were meritorious when filed based on proceedings to date, but recognize that Defendants would continue to assert legal and factual defenses to their claims. Plaintiffs’ counsel further believe, having had the benefit of significant discovery, that the terms contained in this Stipulation are fair and adequate to both the Company and its stockholders and that it is reasonable to pursue a settlement of the Actions based upon the procedures outlined herein and the substantial benefits and protections offered herein. The entry by Plaintiffs into this Stipulation is not an admission as to the lack of any merit of any claims asserted in the Actions.

W. Defendants have denied, and continue to deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any of the wrongful acts alleged in the Actions, and expressly maintain that they diligently and scrupulously complied with their fiduciary and other legal duties. Defendants do not concede that the Supplement Disclosures contain material information. Defendants are entering into this Settlement solely to eliminate the burden and expense of further litigation and to put the claims to be released hereby to rest finally and forever.

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NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, subject to the approval of the Court and pursuant to Chancery Court Rule 23, for the good and valuable consideration set forth herein and conferred on the Plaintiffs and the Class (as defined below), as follows:

SETTLEMENT CONSIDERATION

1. In consideration for the Settlement and dismissal with prejudice of the Actions, and the releases provided herein, NextWave included the Supplemental Disclosures in a supplement to the Proxy, filed with the SEC on September 21, 2012. The Supplemental Disclosures, as filed with the SEC, are attached hereto as Exhibit A. Plaintiffs’ counsel reviewed and approved the Supplemental Disclosures before they were filed with the SEC.

2. Without admitting any wrongdoing, Defendants acknowledge that the filing and prosecution of the Actions and discussions with Plaintiffs’ counsel caused their decision to make the Supplemental Disclosures reflected in Exhibit A, which contains information sought in the Complaint.

3. Defendants have denied and continue to deny committing, threatening, attempting to commit, or aiding and abetting, any violation of law or breach of any duty to Plaintiffs, the Class, or anyone in connection with the Released Claims (defined below) and the subject matter thereof, including the Transaction and the disclosures to NextWave stockholders in connection therewith. Defendants deny and do not concede the materiality of any of the Supplemental Disclosures. Defendants are entering into the Settlement solely because the Settlement would eliminate the distraction, burden, and expense of further litigation.

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CLASS CERTIFICATION

4. The Parties agree that, for settlement purposes only, it is appropriate for the Delaware Action to be certified as a non-opt-out class action pursuant to Chancery Court Rules 23(a) and 23(b)(1) and (b)(2) on behalf of all persons or entities who owned shares of NextWave common stock, either of record or beneficially, at any time between and including August 1, 2012, and the date of the consummation of the Transaction, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them (the “Class”). Excluded from the Class are Defendants, their subsidiary companies, affiliates, and members of their immediate families, as the case may be.

RELEASE OF CLAIMS

5. Effective upon occurrence of Final Approval (as defined below), the Plaintiffs and each and every member of the Class (collectively, the “Releasing Persons”) shall be deemed to have, and by operation of the Order and Final Judgment approving this Settlement shall have, completely, fully, finally, and forever, compromised, settled, released, discharged, extinguished, relinquished, and dismissed with prejudice any and all claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters and issues known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been, could have been, or in the future can or might be asserted in the Actions or in any other court, tribunal, or proceeding (including, but not limited to, any claims arising under federal, state, foreign, or common law, including the federal

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securities laws and any state disclosure law) by or on behalf of any Releasing Person, whether individual, direct, class, derivative, representative, legal, equitable, or any other type or in any other capacity, against Defendants, Frank A. Cassou, Francis J. Harding, and Robert T. Symington, or any of their families, parent entities, controlling persons, associates, affiliates, successors, or subsidiaries, and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employers, employees, attorneys, financial or investment advisors, insurers, consultants, accountants, investment bankers, lenders, entities providing fairness opinions, underwriters, brokers, dealers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, and assigns (collectively, the “Released Persons”), whether or not any such Released Person was named, was served with process, or appeared in the Actions, which have arisen, could have arisen, arise now, or hereafter may arise out of or relate in any manner to the acts, events, facts, matters, transactions, occurrences, statements, representations, misrepresentations, or omissions, or any other matter whatsoever set forth in or otherwise related, directly or indirectly, to the allegations in the Actions, the Proxy, the Transaction, the Merger Agreement and the transactions contemplated therein, including without limitation (i) the Transaction, the Merger Agreement, or any element, term or condition of the Transaction, the Merger Agreement, or any other document entered into in respect of the Transaction, (ii) Defendants’ consideration, evaluation, and/or approval of the Transaction, (iii) the disclosures or any public filings, periodic reports, press releases, proxy statements or other statements issued, made available, filed, or otherwise disclosed or communicated related directly or indirectly to the Transaction, (iv) any stockholder vote with respect to the Transaction, (v) the consideration offered, paid or received

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by any Released Person or Class member in connection with the Transaction, (vi) the purchase and redemption of the Company’s secured notes, (vii) payments to the Company’s directors and executive officers in connection with the Transaction, and (viii) any fees, costs, or expenses incurred in prosecuting, defending, or settling the Actions (other than any award pursuant to paragraphs 14 and 15 below) (collectively, the “Released Claims”); provided, however, that the Released Claims shall not include: (a) any claims to enforce the Settlement or the terms of this Stipulation, (b) any claims arising from any future actions or failures to act with respect to the distribution of the escrow fund and contingent payment rights referenced at pages 70 and 71 of the Proxy issued by the Company in connection with the Transaction, or (c) any claims properly asserted by NextWave stockholders for appraisal under Section 262 of the General Corporation Law of the State of Delaware.

6. Upon occurrence of the Final Approval (as defined below), Defendants and the Released Persons shall be deemed to have, and by operation of the Order and Final Judgment approving this Settlement shall have, completely, fully, finally, and forever released Plaintiffs, their counsel, financial and valuation experts, and members of the Class from all claims arising out of the commencement, prosecution, settlement, or resolution of the Actions; provided, however, that Defendants and the Released Persons shall retain the right to enforce in the Delaware Court the Settlement and the terms of this Stipulation and to oppose, defend, or otherwise respond to any appraisal proceeding brought by any Class member.

EFFECT OF RELEASE

7. The releases contemplated by this Stipulation shall extend to claims that the Releasing Persons know or suspect to exist at the time of the release, which if known, might have affected their decision to enter into the release or whether or how to object to the

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Settlement. This Settlement is intended to extinguish all Released Claims, and, consistent with such intention, the Releasing Persons shall be deemed to waive any and all provisions, rights, and benefits conferred by any law of the United States, any state or territory of the United States, foreign law or any principle of common law that may have the effect of limiting the releases set forth in paragraph 5 above. The Releasing Persons shall be deemed to relinquish, to the extent applicable, and to the full extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, which states that:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

In addition, the Releasing Persons shall be deemed to waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542. The Releasing Persons acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this Settlement, but that it is their intention (and Plaintiffs’ intention on behalf of the Class) to fully, finally, and forever settle and release any and all Released Claims, whether known or unknown, suspected or unsuspected, which now exist or heretofore existed or may hereafter exist and without regard to the subsequent discovery or existence of such additional or different facts.

SUBMISSION AND APPLICATION TO THE DELAWARE COURT

8. As soon as practicable after this Settlement has been executed, the Parties shall apply jointly to the Delaware Court for entry of an order substantially in the form attached hereto as Exhibit B (the “Scheduling Order”), (i) providing, among other things, that the

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Delaware Action shall proceed, for purposes of this Settlement only, as a class action on behalf of the Class; (ii) approving the notice to the Class substantially in the form attached hereto as Exhibit C (the “Notice”); and (iii) scheduling a final settlement hearing.

NOTICE

9. NextWave shall be responsible for providing notice of the Settlement to the Class in a form and manner to be approved by the Delaware Court, and NextWave (or its insurers) shall pay the costs and expenses related to providing notice of the Settlement to the Class and any costs or expenses related to the administration of the Settlement.

ORDER AND FINAL JUDGMENT

10. If this Settlement (including any modification thereto made with the consent of the Parties as provided for herein) is approved by the Delaware Court following a hearing (the “Settlement Hearing”) as fair, reasonable, and adequate and in the best interests of the Class, the Parties shall jointly request that the Delaware Court enter an Order and Final Judgment substantially in the form attached hereto as Exhibit D. The Order and Final Judgment shall, among other things:

a. Certify the Delaware Action as a mandatory, non-opt-out class action pursuant to Chancery Court Rules 23(a) and 23(b)(1) and (b)(2):

b. Determine that the requirements of the Chancery Court Rules and due process have been satisfied in connection with the Notice;

c. Certify Plaintiff Weiss as the class representative and the law firms of Levi & Korsinsky LLP and Rigrodsky & Long, P.A. as class counsel;

d. Approve this Settlement as fair, reasonable, adequate, and in the best interests of the Class;

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e. Dismiss the Delaware Action with prejudice on the merits, as against any and all Defendants, without costs except as herein provided, and release Defendants and all other Released Persons from the Released Claims; and

f. Determine any award of attorneys’ fees and expenses incurred by Plaintiffs’ counsel as provided in paragraphs 14 and 15 below.

CONDITIONS OF SETTLEMENT

11. This Settlement shall be null and void and of no force and effect, unless otherwise agreed to by the Parties pursuant to the terms hereof, absent fulfillment of each of the following:

a. The consummation of the Transaction;

b. Final Approval of the Settlement without the award of any damages, costs, fees or the grant of any further relief except for an award of fees and expenses the Court may make pursuant to paragraphs 14 and 15 of this Stipulation; provided, however, that the failure of the Delaware Court to approve any requested award of attorneys’ fees and/or expenses in whole or in part shall have no effect on the Settlement set forth in this Stipulation;

c. The dismissal with prejudice of the California Actions in accordance with paragraph 22 below and such dismissal being finally affirmed on appeal or such dismissal not being subject to appeal (or further appeal) by lapse of time or otherwise;

d. The entry of a final judgment in the Delaware Action approving the proposed Settlement and providing for the dismissal with prejudice of the Delaware Action and approving the grant of a release by the Class to the Released Persons of the Released Claims; and

e. The inclusion in the final judgment in the Delaware Action of a provision enjoining all members of the Class from asserting any of the Released Claims.

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12. In the event that this Settlement is rendered null and void for any reason, the existence of the Settlement or the provisions contained in the MOU or in this Stipulation shall not be deemed to prejudice in any way the respective positions of Plaintiffs or Defendants in the Actions, including Defendants’ right to oppose class certification in any future proceedings; shall not be deemed a presumption, a concession, or an admission by Plaintiffs or any of Defendants of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Actions, or any other action or proceeding; and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used or referred to by any person in the Action, or in any other action or proceeding, whether civil, criminal, or administrative, for any purpose other than as provided expressly herein, except in any litigation or proceeding arising out of or relating to the MOU or this Settlement or relating to Plaintiffs’ application for an award of attorneys’ fees and expenses in the Delaware Action.

FINAL APPROVAL

13. The approval of this Settlement by the Delaware Court shall be considered final (“Final Approval”) upon the later of (i) the expiration of the time for the filing or noticing of an appeal, writ petition, or motion for reargument or rehearing from the Delaware Court’s Order and Final Judgment approving the material terms of this Settlement without such appeal or motion having been made; (ii) the date of final affirmance of the Delaware Court’s Order and Final Judgment on any appeal or reargument or rehearing; or (iii) the final dismissal of any appeal or writ proceeding.

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ATTORNEYS’ FEES

14. Defendants acknowledge that, as a result of the Supplemental Disclosures and by virtue of the conditions contained in the Settlement, in which Plaintiffs’ counsel played a material and substantial role, NextWave’s public stockholders received certain benefits. Following the execution of the MOU, and after negotiating, agreeing on, and memorializing the other elements of this Settlement, the Parties negotiated an attorneys’ fee award payable by NextWave (or its insurers) for the benefits conferred on its stockholders. In the event an award of fees and expenses is approved by the Delaware Court, such fees and expenses shall be paid by NextWave or its insurers.

15. Plaintiffs’ counsel shall apply to the Delaware Court for an award of attorneys’ fees and expenses in an amount not to exceed $405,000, to be paid, or caused to be paid, by NextWave (or its insurers) (the “Fee Award”). Defendants agree not to oppose Plaintiffs’ request for an award of attorneys’ fees and expenses up to $405,000, in full settlement of Plaintiffs’ claim for attorneys’ fees and expenses. Should the Delaware Court award an amount greater than $405,000, Plaintiffs’ counsel shall not be paid any amount in excess of $405,000. Should the Delaware Court award an amount less than $405,000, Plaintiffs’ counsel shall be paid no more than the amount awarded by the Delaware Court. Plaintiffs’ counsel warrants that no portion of such fees and expenses shall be paid to Plaintiffs or any other member of the Class, except as approved by the Delaware Court. Plaintiffs will not seek attorneys’ fees or expenses other than as provided for in this Paragraph, including from the California Court in connection with the California Actions. The Parties agree that the Delaware Court-approved payment of attorneys’ fees and expenses will be made after all of the following events have occurred: (a) entry of an order awarding such fees and expenses; (b) entry of the

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orders dismissing with prejudice the Actions; and (c) consummation of the Transaction. Such payment will be made no later than the tenth (10th) business day following the completion of the three events. Any such payment shall be made subject to the joint and several obligations of Plaintiffs’ counsel to make refunds or repayment to NextWave (or any successor entity) if any specified condition to the Settlement is not satisfied or, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the Delaware Court’s approval of the Settlement is reversed or the releases granted to the Released Persons are materially modified, any dismissal order is reversed, or the fee or expenses award is reduced or reversed. Each of Plaintiffs’ counsel’s law firms, as a condition of receiving such fees and expenses, on behalf of itself and each partner, shareholder and/or member of it, agrees that the law firm and its partners, shareholders, and/or members are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this Paragraph. Fees awarded by the Delaware Court shall be paid via wire transfer to an account designated by Plaintiff Weiss’s counsel, and payment in accordance with the wire instructions provided by Plaintiff Weiss’s counsel shall fully and completely discharge the obligations of NextWave (or its insurers) to pay any fees and expenses awarded by the Delaware Court. Payment of attorneys’ fees hereunder is conditional upon consummation of the Transaction.

16. Except as provided in paragraphs 9, 14, and 15 above, Defendants shall not be required to bear any other expenses, costs, damages, or fees alleged or incurred by Plaintiffs, by any member of the Class, or by any of their attorneys, experts, advisors, agents, or representatives. Defendants shall have no responsibility for, and no liability with respect to, the allocation of fees or expenses among counsel for Plaintiffs and/or any other person who may assert a claim to the Fee Award.

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BEST EFFORTS

17. The Parties agree to cooperate fully with one another in seeking the Delaware Court’s approval of this Settlement, and to use their best efforts to effect, take, or cause to be taken all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations, and agreements to consummate and make effective, as promptly as practicable, this Settlement (including, but not limited to, using their best efforts to resolve any objections raised to this Settlement) and procure the dismissal of the Actions with prejudice and without costs to any party (except as provided for by paragraphs 9, 14, and 15 above).

18. Without further order of the Court, the Parties may agree to reasonable extensions of time not expressly set forth by the Court in order to carry out any provisions of this Settlement pending Final Approval.

STAY OF PROCEEDINGS

19. All proceedings in the Actions shall be stayed except as provided in this Settlement.

20. The Parties will request the Delaware Court to order (in the Scheduling Order) that, pending final determination of whether this Settlement should be approved, Plaintiffs and all members of the Class, and any of them are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims, either directly, representatively, derivatively, or in any other capacity, against Defendants or any of the Released Persons.

21. The Parties agree to use their best efforts to prevent, stay, seek dismissal of, or oppose entry of any interim or final relief in favor of any member of the Class in any other

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litigation against any of the Parties that challenges the Settlement, this Stipulation, the Transaction, the disclosures made in connection with the Transaction, or otherwise involves a Released Claim.

DISMISSAL OF CALIFORNIA ACTIONS AFTER FINAL APPROVAL

22. The California Plaintiffs shall take all reasonably necessary steps to secure the dismissal with prejudice of the California Actions within five (5) business days of the Delaware Court’s entry of the Order and Final Judgment.

SETTLEMENT NOT AN ADMISSION

23. The provisions contained in this Stipulation shall not be deemed a presumption, concession, or admission by any Party of any fault, liability, or wrongdoing as to any facts or claims that have been or might be alleged or asserted in the Actions, or any other action or proceeding that has been, will be, or could be brought, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Actions, or in any other action or proceeding, whether civil, criminal or administrative, for any purpose other than to enforce the terms of the Settlement, or as provided for expressly herein (e.g., to argue that this Stipulation or the Settlement has res judicata, collateral estoppel or other issue or claim preclusion effect).

ENTIRE AGREEMENT; AMENDMENTS

24. This Stipulation constitutes the entire agreement among the Parties with respect to the subject matter hereof, and may be modified or amended only by a writing, signed by all of the signatories hereto, that refers specifically to this Stipulation.

COUNTERPARTS

25. This Stipulation may be executed in any number of actual or telecopied counterparts and by each of the different Parties on several counterparts, each of which when so

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executed and delivered will be an original. The executed signature page(s) from each actual or telecopied counterpart may be joined together and attached and will constitute one and the same instrument.

GOVERNING LAW; CONTINUING JURISDICTION

26. This Stipulation and the Settlement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to Delaware’s principles governing choice of law. The Parties agree that any dispute arising out of or relating in any way to the Settlement or this Stipulation shall not be litigated or otherwise pursued in any forum or venue other than the Delaware Court. Each Party hereto (i) consents to personal jurisdiction in any such action (but in no other action) brought in the Delaware Court; (ii) consents to service of process by registered mail upon such Party and/or such Party’s agent; (iii) waives any objection to venue in the Delaware Court and any claim that Delaware or the Delaware Court is an inconvenient forum; and (iv) waives any right to demand a jury trial as to any such action. The Parties submit themselves to the exclusive jurisdiction of the Delaware Court for the enforcement and interpretation of this Stipulation and its exhibits, and all other matters regarding or relating to them. Without affecting the finality of the Settlement, the Delaware Court shall retain jurisdiction for purposes, among other things, of administering the Settlement and resolving any disputes hereunder.

CONSTRUCTION

27. This Stipulation shall be construed in all respects as jointly drafted and shall not be construed, in any way, against any Party on the ground that the Party or its counsel drafted this Stipulation.

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28. Paragraph titles have been inserted for convenience only and will not be used in determining the terms of this Stipulation.

29. The terms and provisions of this Stipulation are intended solely for the benefit of the Released Persons, the Class, and their respective successors and permitted assigns, and it is not the intention of the Parties to confer rights or remedies upon any other person or entity, except any attorneys’ fees and expenses to be paid pursuant to the terms of this Stipulation.

BINDING EFFECT

30. This Stipulation, and all rights and powers granted hereby, will bind and inure to the benefit of the Parties hereto and their respective legal representatives, agents, executors, heirs, administrators, transferees, successors, assigns, employees, employers, insurers and reinsurers, and upon any corporation, partnership, or other entity into or with which any Party may merge or consolidate.

AUTHORITY

31. This Stipulation will be executed by counsel for the Parties to the Actions, each of whom represent and warrant that they have the authority from their client(s) to enter into this Stipulation and that the Stipulation shall be binding on their client(s) in accordance with its terms.

NON-ASSIGNMENT OF CLAIMS

32. Plaintiffs and their respective counsel represent and warrant that Plaintiffs are members of the Class and have been stockholders of the Company at all relevant times and that none of Plaintiffs’ claims or causes of action in the Actions, or any claims Plaintiffs could have alleged, have been assigned, encumbered, or in any manner transferred in whole or part.

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NO WAIVER

33. Any failure by any Party to insist upon the strict performance by any other Party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such Party, notwithstanding such failure, shall have the right thereafter to insist on the strict performance of any and all of the provisions of this Stipulation to be performed by such other Party. No waiver, express or implied, by any Party of any breach or default in the performance by the other Party of its obligations under this Stipulation shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent, or contemporaneous, under this Stipulation.

/s/ Blake Rohrbacher
OF COUNSEL:	Blake Rohrbacher (#4750)
Thomas A. Uebler (#5074)
Donald A. Corbett	RICHARDS, LAYTON & FINGER, P.A.
Daniel K. Roque	One Rodney Square
LOWENSTEIN SANDLER PC	920 North King Street
1251 Avenue of the Americas	Wilmington, Delaware 19801
New York, NY 10020	(302) 651-7700
(212) 262-6700

Attorneys for NextWave Wireless Inc., Allen Salmasi, Jack Rosen, William H. Webster, Carl E. Vogel, Douglas F. Manchester, and Nader Tavakoli in the Delaware Action

/s/ Kenneth J. Nachbar
OF COUNSEL:	Kenneth J. Nachbar (#2067)
Shannon E. German (#5172)
Brian T. Frawley	MORRIS, NICHOLS, ARSHT & TUNNELL LLP
SULLIVAN & CROMWELL LLP	1201 North Market Street
125 Broad Street	Wilmington, Delaware 19801
New York, NY 10004-2498	(302) 658-9200
(212) 558-4000

Attorneys for AT&T Inc. and Rodeo Acquisition Sub
Inc. in the Delaware Action

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/s/ Brian D. Long
OF COUNSEL:	Seth D. Rigrodsky (#3147)
Brian D. Long (#4347)
Donald J. Enright	Gina M. Serra (#5387)
Elizabeth K. Tripodi	RIGRODSKY & LONG, P.A.
LEVI & KORSINSKY, LLP	2 Righter Parkway, Suite 120
1101 30th Street, N.W., Suite 115	Wilmington, Delaware 19803
Washington, DC 20007	(302) 295-5310
(202) 524-4290
Attorneys for Plaintiff Weiss in the Delaware Action

/s/ Evan J. Smith
David A.P. Brower	Evan J. Smith (SBN 242352)
Brian C. Kerr	BRODSKY & SMITH, LLC
BROWER PIVEN	9595 Wilshire Blvd.
488 Madison Avenue, Eighth Floor	Beverly Hills, CA 90212
New York, NY 10022	(877) 534-2590
(212) 501-9000
Attorneys for Plaintiff Rodriguez in the California Actions	Attorneys for Plaintiffs Rodriguez and Juzwik in the California Actions

Willie Briscoe
THE BRISCOE LAW FIRM, PLLC
8117 Preston Road, Suite 300
Dallas, TX 75225
(214) 706-9314

Patrick Powers
POWERS TAYLOR LLP
Campbell Centre II
8150 N. Central Expressway
Suite 1575
Dallas, TX 75206
(214) 239-8900

Attorneys for Plaintiff Juzwik in the California Actions

Dated: November 7, 2012

21

EXHIBIT A

Morningstar® Document Research SM

FORM DEFA14A

NextWave Wireless Inc. - WAVE

Filed: September 21, 2012 (period: )

Additional proxy soliciting materials - definitive

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

NEXTWAVE WIRELESS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NEXTWAVE WIRELESS INC.

12264 El Camino Real, Suite 305

San Diego, California 92130

SUPPLEMENT TO PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 2, 2012

Dear NextWave Wireless Inc. Stockholder:

On or about September 7, 2012, we mailed to you a definitive proxy statement in connection with the solicitation of proxies for use at the special meeting of stockholders of NextWave Wireless Inc., which we refer to as the Company or NextWave, to be held on October 2, 2012 at 9:00 a.m. New York time, at the offices of Lowenstein Sandler PC located at 1251 Avenue of the Americas, 17th Floor, New York, New York 10020. The purpose of the special meeting is to consider and vote upon the following proposals:

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adoption of the Agreement and Plan of Merger, dated as of August 1, 2012, by and among the Company, AT&T Inc., a Delaware corporation, which we refer to as Parent and Parent’s direct wholly owned subsidiary, Rodeo Acquisition Sub Inc., a Delaware corporation, which we refer to as Merger Sub, as such agreement may be amended from time to time, which we refer to as the merger agreement;

•	adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement;

•	approval by a non-binding, advisory vote of certain compensation arrangements with, and items of compensation payable to, the Company’s named executive officers in connection with the merger; and

•

transaction of any other business incident to the conduct of the meeting that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of the board of directors of the Company.

As previously disclosed in our proxy statement, a putative class action lawsuit was filed in the Court of Chancery of the State of Delaware on August 31, 2012 against the Company, Parent, Merger Sub, Allen Salmasi, Douglas F. Manchester, Jack Rosen, Nadar Tavakoli, Carl E. Vogel and William H. Webster alleging, among other things, that the Company’s board of directors and certain of its executive officers breached various fiduciary duties in connection with the board of directors’ approval of the proposed merger and that the Company, Parent and Merger Sub aided and abetted such alleged breaches of fiduciary duties. The plaintiff seeks injunctive relief preventing the merger, an order rescinding the proposed merger in the event it is not enjoined, and damages as a result of the alleged actions of the defendants, including attorneys’ and experts’ fees. Subsequently, on September 6, 2012, two additional complaints were filed in the Superior Court of California, County of San Diego by Thomas Juzwik and Elias Rodriguez against the Company, Parent, Merger Sub, Allen Salmasi, Jack Rosen, William Webster, Douglas F. Manchester, Robert Symington, Frank Cassou and Francis Harding, containing substantially similar allegations to those set forth in the Weiss Action. We collectively refer to the Juzwik, Rodriquez and Weiss actions as, the actions.

In order to avoid the costs, risks and uncertainties inherent in litigation and to allow stockholders to vote on the proposal to adopt the merger agreement at the scheduled special meeting, the Company and the other defendants have entered into a memorandum of understanding with plaintiffs’ counsel in connection with the actions, which we refer to as the memorandum of understanding, pursuant to which the Company, the other named defendants and the plaintiffs have agreed to settle the actions subject to court approval. If the Delaware court approves the settlement, the Weiss action will be dismissed with prejudice and the plaintiffs in the Juzwik and Rodriquez actions will dismiss their complaints based on the settlement of the Weiss action.

In the memorandum of understanding, the Company agreed to provide certain additional information to its stockholders through the transmission of this supplement to the proxy statement. Without admitting in any way that the disclosures below are material or otherwise required by law, the Company makes the following supplemental disclosures:

Under the caption “Background of the Merger,” our proxy statement is supplemented as follows:

Additional Information Regarding 2010 Maturity Extension

As discussed in our proxy statement, in March 2010, the Company entered into agreements with the holders of our senior notes, subordinated notes, and old third lien notes to effectuate an approximate one-year maturity extension for our senior notes and subordinated notes. Pursuant to those agreements, the interest payable on the senior notes and subordinated notes was increased to a rate of 15% per annum and the interest payable on the old third lien notes was raised to a rate of 12% per annum initially, increasing 1% per annum on each of December 31, 2010, March 30, 2011, June 30, 2011 and September 30, 2011 to a maximum of 16%. Moreover, as an inducement to the holders of the senior notes, subordinated notes and old third lien notes to enter into the amendment and waiver to effectuate the maturity extension, the Company and the Issuer agreed to pay an amendment fee to each of the holders through the issuance of additional notes under their applicable note agreements in an amount equal to 2.5% of the outstanding principal and accrued and unpaid interest on such holder’s existing notes, which we refer to as the fee notes. The fee notes have accrued interest and have become payable in accordance with the terms of the note agreements and are otherwise subject to all terms, conditions and obligations of the note agreements.

Additional Information Regarding Confidentiality and Exclusivity with Parent

As discussed in our proxy statement, we entered into a confidentiality agreement with an affiliate of Parent on April 5, 2012, which provided that the information disclosed among the Company, Parent and their respective representatives in connection with the merger discussions would be safeguarded as proprietary or confidential and not disclosed to third parties. The obligations under the confidentiality agreement continue to be binding on the Company and Parent until April 5, 2014. In addition, the parties agreed that until April 5, 2014, neither party nor its respective affiliates will directly solicit the employment of any current officers or employees of the other party or any affiliates of the other party as a result of the information obtained from the discussions relating to the merger or the information disclosed among the parties, without the prior written consent of the other party.

As discussed in our proxy statement, we entered into an exclusivity agreement with Parent on July 13, 2012, whereby the Company agreed (and agreed to cause its affiliates to) negotiate exclusively with Parent with respect to the merger through the earlier of (a) the execution of definitive agreement to effect the proposed merger, (b) August 27, 2012 or (c) such later date as the parties may agree to in writing. The Company further agreed to cease any discussions or negotiations with any persons with respect to any alternative transaction and refrain soliciting any inquiries or proposals relating to an alternative transaction during the exclusivity period, except that the Company was expressly permitted to pursue proposals relating to its EBS/BRS spectrum assets, its Canadian and WCS and Norwegian spectrum assets and owned real property located in Henderson, Nevada, which assets Parent did not propose to acquire.

Additional Information Relating to Independent Committee

As discussed in our proxy statement, at its June 18, 2012 meeting, the board delegated to the independent committee, consisting of Mr. Vogel, Jack Rosen, and Judge William Webster, the authority to review, evaluate, negotiate and recommend to the board the transaction with Parent and associated agreements with the holders of the senior notes, subordinated notes, and old third lien notes. In November 2009, Mr. Vogel was designated to serve on the board by Avenue Capital, the holder of the largest principal amount of Company notes, and following such designation the board unanimously elected him to fill a vacancy on the board. In May 2011, the board unanimously nominated Mr. Vogel for election as the board’s nominee to serve for an additional three-year term on the board and Mr. Vogel was subsequently elected by the Company’s stockholders at the 2011 annual meeting. Neither Mr. Vogel nor any other member of the independent committee holds any direct or indirect interest in our notes.

Under the caption “Reasons for the Merger; Recommendation of the Independent Committee and of Our Board of Directors,” our proxy statement is supplemented as follows:

Additional Disclosure Regarding the Independent Committee’s Deliberations

As discussed in our proxy statement, in recommending that the board of directors approve and declare advisable the merger agreement and the transactions contemplated thereby, the independent committee considered that the Company’s current cash reserves are insufficient to meet its obligations under its senior notes, subordinated notes and old third lien notes when they become due at their maturity dates, that despite extensive efforts, the Company has been unable to attract proposals to purchase its assets that would yield proceeds that would be sufficient to redeem the senior notes, subordinated notes and old third lien notes prior to the maturity dates, that the Company had previously been unsuccessful in efforts to refinance its senior notes, subordinated notes and old third lien notes, and that continued interest accruals would further erode equity value even if a maturity extension or refinancing could be obtained. In light of the foregoing, the independent committee determined that a guaranteed $1 per-share cash payment to the holders of the Company’s common stock (with the possibility of future payments of up to $0.95 per share) was superior to the likely return to equity in a bankruptcy, given the Company’s asset values and liabilities, including secured debt amounts of approximately $1.26 billion in the aggregate upon maturity of the senior notes in December 2012. In addition, the independent committee understood that certain of the Company’s noteholders had indicated that they would not consent to any further extension of the maturity dates of the Company’s notes.

As discussed in our proxy statement, in recommending that the board approve and declare advisable the merger agreement and the transactions contemplated thereby, the independent committee considered the Company’s extensive efforts to sell its wireless spectrum assets since May 2010, including contacts with over 75 potential purchasers by the Company and its financial advisors. The independent committee considered the results of those efforts, which resulted in no other offers for the Company or all or substantially all of the Company’s assets or any offers from a party other than Parent for the Company’s entire U.S. WCS spectrum portfolio. The independent committee also considered the potential to sell certain of the Company’s spectrum assets that Parent did not wish to acquire to potentially interested third parties, either independently of or in connection with the merger. However, as of the approval of the merger agreement on August 1, 2012 and as of the date of this proxy supplement, no such transaction has been agreed with any third party. The spectrum assets that Parent did not wish to acquire are now held by NextWave Holdco. Immediately prior to the closing of the merger and under certain circumstances described in our proxy statement, the equity interests of NextWave Holdco will be assigned to the holders of the Holdco third lien notes in redemption of the Holdco third lien notes. Pending completion of the merger, the Company is obligated to use best efforts to continue to solicit transactions with respect to the NextWave Holdco assets, which transactions will be subject to the consent of the holders of the Holdco third lien notes. Following the closing of the merger, the holders of the Holdco third lien notes will control NextWave Holdco and may continue to pursue efforts to sell these assets. There can be no assurance as to whether a transaction may occur or the ultimate value that may be achieved in any such transaction.

As discussed in our proxy statement, in recommending that the board approve and declare advisable the merger agreement and the transactions contemplated thereby, the independent committee considered the risk in monetizing the assets of NextWave Holdco, consisting principally of the Company’s EBS, BRS and Canadian WCS spectrum assets, and available information relating to the potential value of those assets, including indications of interest from third parties and implied value reference ranges reflected in a sum-of-the-parts analysis performed by the independent committee’s financial advisor. No third party indication of interest received by the Company in relation to the Holdco assets represented a valuation for such assets above the range of implied values for the Company’s EBS/BRS spectrum and Canadian spectrum reflected in the sum-of-the-parts analyses considered by the independent committee.

The independent committee also noted the Company’s net operating loss carryforwards, which we refer to as NOLs, and NOL estimates prepared by the Company’s management provided to the independent committee and its financial advisor. As of August 1, 2012, management estimated that the Company had approximately $1.3 billion in NOLs. However, the independent committee also considered management’s belief that the Company’s NOLs would be substantially reduced by transfer of assets, including the equity interests of our subsidiaries, extinguishment of debt and change of control.

Under the caption “Opinion of the Independent Committee’s Financial Advisor, Moelis & Company LLC,” our proxy statement is supplemented as follows:

Additional Information Regarding Moelis and Its Opinion

As discussed in our proxy statement, in arriving at its opinion, Moelis reviewed materials provided by the Company, including certain internal estimates and other information relating to the business, cash flows, assets, liabilities and prospects of the Company. Information provided to Moelis by the Company included, among other things, the Company’s projected total debt and estimated cash uses and balances on a monthly basis through March 31, 2013. In light of the Company’s debt maturities, commencing with the maturity of the Company’s senior notes in December 2012, and the Company’s previously disclosed inability to pay its debt at maturity, the Company does not believe that disclosing its monthly cash usage estimates would provide Company stockholders with material information necessary to evaluate the consideration of Moelis’ opinion by the independent committee and the Company’s board of directors.

As discussed in our proxy statement, Moelis noted certain factors for the independent committee and the Company’s board of directors that were not considered in Moelis’ financial analysis but referenced for informational purposes, including estimated values provided by the Company’s management for the Company’s other assets (other than its NOLs), including 2.0 GHz spectrum licenses in Norway, a building in Henderson, Nevada, network equipment, a receivable from Inquam Broadband, a 70/80/90 GHz millimeter wave license and a 5% ownership stake in Hughes Systique Corp. The range of estimated values provided by the Company for these assets was between $4 million and $8 million in the aggregate.

As discussed in our proxy statement, in the past two years prior to the date of the opinion, Moelis received fees from the Company, which in the aggregate were less than the amount of Moelis’ aggregate fee in connection with the merger, for acting as, among other things, financial advisor to the Company in connection with certain asset disposition and debt restructuring transactions. The amount of such fees was approximately $2.7 million in the aggregate, and was paid to Moelis by the Company for financial advisory services in connection with the disposition of the Company’s PacketVideo subsidiary in October 2010, the disposition of certain spectrum assets in 2010 and 2011, the maturity extension of and amendments to the Company’s senior notes, subordinated notes and old third lien notes in March 2010 and the maturity extension of the Company’s senior notes, subordinated notes and old third lien notes in December 2011.

Under the caption “Interests of Certain Persons,” our proxy statement is supplemented as follows:

Additional Information Regarding Interests of Certain Persons in the Merger

As discussed in our proxy statement, Messrs. Salmasi and Manchester are members of our board and each hold directly or indirectly approximately 14.1% of the outstanding principal amount of the NextWave third lien notes and 14.1% of the Holdco third lien notes.

On August 16, 2012, as discussed in our proxy statement, our old third lien notes were split into two series whereby certain of our old third lien notes in an aggregate principal amount of $318,627,451, with accrued and unpaid interest through August 15, 2012 of $6,372,549, remain direct obligations of the Company and the remaining principal balance of our old third lien notes consisting of an aggregate principal amount of $428,321,090 plus accrued and unpaid interest $8,566,422 as of the date of the amended and restated third lien notes became the direct obligations of NextWave Holdco. We refer to the two series of notes, respectively, as the NextWave third lien notes and the Holdco third lien notes. On August 16, 2012:

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in exchange for old third lien notes with principal and accrued interest of $107,308,100, Navation was issued NextWave third lien notes with principal plus accrued interest equal to $45,774,648 and Holdco third lien notes with principal plus accrued interest equal to $61,533,452 as of August 15, 2012; and

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in exchange for old third lien notes with principal and accrued interest of $107,308,100, Mr. Manchester was issued NextWave third lien notes with principal plus accrued interest equal to $45,774,648 and Holdco third lien notes with principal plus accrued interest equal to $61,533,452 as of August 15, 2012.

In connection with the purchase by Parent immediately prior to the closing of the merger of the NextWave third lien notes pursuant to the Third Lien NPA and the redemption of the Holdco third lien notes for one hundred percent of the equity interests in NextWave Holdco:

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Navation will be entitled to receive a cash payment from Parent, which we currently estimate will be approximately $17.7 million in respect of its $48,523,545 of NextWave third lien notes and approximately 14.1% of the equity interests of NextWave Holdco in respect of its $65,228,710 of Holdco third lien notes; and

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Mr. Manchester will be entitled to receive a cash payment from Parent, which we currently estimate will be approximately $17.7 million in respect of his $48,523,545 of NextWave third lien notes and approximately 14.1% of the equity interests of NextWave Holdco in respect of his $65,228,710 of Holdco third lien notes.

The estimated cash payments for the NextWave third lien notes reflected above, and the amounts of NextWave third lien notes and Holdco third lien notes that will be held by Navation and Mr. Manchester, are subject to the assumption that the merger closes on December 31, 2012. In addition, such estimated cash payments are subject to the assumption that the Company has no balance sheet liabilities, borrowings under its $15 million working capital line of credit, or alternative minimum tax liabilities that could give rise to a negative purchase price adjustment under the Third Lien NPA at closing. Actual amounts received pursuant to the Third Lien NPA could differ materially from the Company’s estimates.

Under the caption “Contingent Payment Rights and Indemnification of Parent,” our proxy statement is supplemented as follows:

Additional Information Regarding the Escrow Fund

As discussed in our proxy statement, each CPR provides the Company’s stockholders with a pro rata interest in an amount up to $25 million in the residual balance of a $50 million escrow fund, which may result in future payments of up to approximately $0.95 per share of Company common stock. As more fully described in our proxy statement in “Contingent Payment Rights and Indemnification of Parent”, the escrow fund is subject to reduction (including, to $0) to satisfy indemnification rights relating to certain known and unknown potential liabilities and other amounts that become payable to Parent under the Third Lien NPA and the CPR Agreement. One such item that may reduce the escrow is a pending claim from the liquidator in the Go Networks (Israel) Ltd. bankruptcy . On August 5, 2012, the Company became aware that the above-mentioned liquidator purportedly made a claim against the Company in the amount of up to approximately $2.8 million in damages, alleging that the Company contributed to the demise of and failed to sufficiently fund its former subsidiary Go Networks (Israel) Ltd. While the Company believes that the claims are without merit, the Company cannot yet estimate the amount of legal fees and damages, if any, that could be awarded in connection with such claims. If any claim for such legal fees or damages were to be made against Parent or its affiliates following the closing of the merger, the Company anticipates that Parent would make a claim against the escrow for any such amounts. Other than this matter, as of the date of this supplement, the Company is not aware of any other potential indemnification claim that may result in any material reduction in the amount to be paid under the CPR. The escrow fund is not subject to offset from any debts owing to Parent or any of its affiliates by the Company.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, as well as oral statements made or to be made by us, contain assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements.” All statements included in this proxy statement, other than statements that are historical facts, are forward-looking statements. The words “believe,” “expected,” “may,” “will,” “should,” “intend,” “anticipate” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s reasonable judgment based on currently available information and using numerous assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. A variety of factors could cause actual results and experience to differ materially from the anticipated results or expectations expressed in forward-looking statements. These risks and uncertainties that may affect the operations, performance and results of the Company’s business include, but are not limited to, all statements relating directly or indirectly to the timing or likelihood of completing the merger to which this proxy statement relates, and the effects of regulation and all other statements regarding our intent, plans, beliefs or expectations or those of our directors or officers. Investors are cautioned that such forward-looking statements are not assurances for future performance or events and involve risks and uncertainties that could cause actual results and developments to differ materially from those covered in such forward-looking statements. Except to the extent required by applicable law, we make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statements are made. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including our most recent reports on Form 10-K, Form 10-Q and factors and matters set forth in our proxy statement.

FURTHER INFORMATION

If you have questions about the special meeting, the merger or the merger agreement or if you need additional copies of the proxy statement, the proxy card or this proxy statement supplement, you should contact our proxy solicitor, Georgeson Inc. at 1 (800) 905-7281.

*****

Our board of directors has approved the merger agreement and the merger and has determined that the merger agreement and the merger are fair to, and in the best interest of, NextWave and our stockholders. Our board of directors continues to recommend that our stockholders vote “FOR” the adoption of the merger agreement and “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies, as described in our proxy statement.

We hope that you will attend the special meeting, and look forward to your presence. With respect to the steps to be taken to vote your shares:

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If you have already voted, you are not required to take any further action. If you have already voted but wish to change your vote, you may do so by following the directions provided in our proxy statement.

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If you have not yet voted your shares, EVEN IF YOU PLAN TO ATTEND, YOU ARE URGED TO EITHER SUBMIT A PROXY FOR YOUR SHARES ELECTRONICALLY ON THE INTERNET, BY TELEPHONE OR BY COMPLETING, SIGNING AND RETURNING THE WHITE PROXY CARD. If you wish to change your vote or vote differently in person, your proxy may be revoked at any time prior to the time it is voted at the special meeting.

By Order of the Board of Directors

FRANK A. CASSOU
Chief Legal Counsel and Secretary

Dated: September 20, 2012

EXHIBIT B

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

BURT WEISS, individually and on behalf of	)
all others similarly situated,	)
)
Plaintiff,	)
)
v.	)	C.A. No. 7821-VCN
)
ALLEN SALMASI, JACK ROSEN,	)
WILLIAM H. WEBSTER, CARL E. VOGEL,	)
DOUGLAS F. MANCHESTER, NADER	)
TAVAKOLI, NEXTWAVE WIRELESS INC.,	)
AT&T INC., and RODEO ACQUISITION	)
SUB INC.,	)
)
Defendants.	)

[PROPOSED] SCHEDULING ORDER

Plaintiff Burt Weiss (“Plaintiff”) and defendants Allen Salmasi, Jack Rosen, William H. Webster, Carl E. Vogel, Douglas F. Manchester, Nader Tavakoli, NextWave Wireless Inc. (“NextWave” or the “Company”), AT&T Inc., and Rodeo Acquisition Sub Inc. (collectively, the “Defendants”), having applied pursuant to Chancery Court Rule 23(e) for an order approving the proposed settlement of the above-captioned class action (the “Action”) and determining certain matters in connection with the proposed settlement of the Action (the “Settlement”) and for dismissal of the Action, in accordance with the terms and conditions of the Stipulation of Settlement entered into by the parties and dated November 7, 2012 (the “Stipulation”),

NOW, THEREFORE, IT IS HEREBY ORDERED this             day of            , 2012, that:

1. Except for terms defined herein, the Court adopts and incorporates the definitions in the Stipulation for purposes of this Order.

2. For the purpose of settlement only, and pending the Settlement Hearing (defined below), the Action is provisionally certified as a non-opt-out class action pursuant to Chancery Court Rules 23(a) and 23(b)(1) and (b)(2) on behalf of all persons or entities who owned shares of NextWave common stock, either of record or beneficially, at any time between and including August 1, 2012, and the date of the consummation of the Transaction, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them (the “Class”). Excluded from the Class are Defendants, their subsidiary companies, affiliates, and members of their immediate families, as the case may be. For purposes of Settlement only, Plaintiff shall be certified as representative of the Class and the law firms of Levi & Korsinsky LLP and Rigrodsky & Long, P.A. shall be certified as Class counsel.

3. A hearing (the “Settlement Hearing”) shall be held on                     , 2013, at                .m., in the Kent County Courthouse, 414 Federal Street, Dover, Delaware 19901, to:

a. determine whether the provisional class action certification herein should be made final;

b. determine whether the Settlement should be approved by the Court as fair, reasonable, adequate, and in the best interests of the Class;

c. determine whether an Order and Final Judgment should be entered pursuant to the Stipulation;

d. consider Plaintiff’s counsel’s application for an award of attorneys’ fees and expenses; and

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e. rule on such other matters as the Court may deem appropriate.

4. The Court reserves the right to adjourn the Settlement Hearing or any adjournment thereof, including the consideration of the application for attorneys’ fees, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof, and retains jurisdiction over this Action to consider all further applications arising out of or connected with the proposed Settlement.

5. The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modification(s) to the Stipulation as may be consented to by the parties thereto and without further notice to the Class.

6. Within fifteen (15) business days after the date of this Order, NextWave shall cause a notice of the Settlement Hearing, in substantially the form annexed as Exhibit C to the Stipulation (the “Notice”), to be mailed by United States mail, postage pre-paid, to all members of the Class at their last-known address appearing in the stock transfer records maintained by or on behalf of NextWave. All record holders in the Class who were not also the beneficial owners of the shares of NextWave common stock held by them of record shall be requested to forward the Notice to the Class to such beneficial owners of those shares. NextWave shall use reasonable efforts to give notice to such beneficial owners by (a) making additional copies of the Notice available to any record holder who, prior to the Settlement Hearing, requests the same for distribution to beneficial owners, or (b) mailing additional copies of the Notice to beneficial owners whose names and addresses NextWave receives from record owners. Within fifteen (15) business days after the date of this Order, NextWave shall also file a Form 8-K with the SEC that includes the Stipulation and the Notice.

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7. The form and method of notice herein is the best notice practicable, constitutes due and sufficient notice of the Settlement Hearing to all persons entitled to receive such a notice, and meets the requirements of Chancery Court Rule 23 and due process. Counsel for NextWave shall, at least ten (10) business days before the Settlement Hearing, file with the Court of Chancery an appropriate affidavit with respect to the preparation and mailing of the Notice to the Class.

8. All proceedings in the Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement, are hereby stayed and suspended until further order of this Court. Pending final determination of whether the Settlement should be approved, Plaintiff, and all members of the Class, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims, either directly, representatively, derivatively, or in any other capacity, against Defendants or any of the Released Persons.

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9. Any member of the Class who objects to the Settlement, the Order and Final Judgment to be entered in the Action, and/or Plaintiff’s counsel’s application for attorneys’ fees, or who otherwise wishes to be heard, may appear in person or by counsel at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that, except by order of the Court for good cause shown, no person shall be heard and no papers, briefs, pleadings, or other documents submitted by any person shall be considered by the Court unless not later than ten (10) business days prior to the Settlement Hearing such person files with the Court and serves upon counsel listed below: (a) a written notice of intention to appear; (b) proof of membership in the Class; (c) a statement of such person’s objections to any matters before the Court; and (d) the grounds for such objections and the reasons that such person desires to appear and be heard, as well as all documents or writings such person desires the Court to consider. Such filings shall be served electronically by LexisNexis File & Serve, by hand, or by overnight mail upon the following counsel:

Brian D. Long, Esquire

RIGRODSKY & LONG, P.A.

2 Righter Parkway, Suite 120

Wilmington, DE 19803

Blake Rohrbacher, Esquire

RICHARDS, LAYTON & FINGER, P.A.

One Rodney Square

920 North King Street

Wilmington, DE 19801

Kenneth J. Nachbar, Esquire

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

1201 North Market Street

Wilmington, DE 19801

10. Unless the Court otherwise directs, no person shall be entitled to object to the approval of the Settlement, any judgment entered thereon, the adequacy of the representation of the Class by Plaintiff and his counsel, any award of attorneys’ fees, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed in paragraph 9. Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding. If the Court approves the Settlement provided for in the Stipulation following the Settlement Hearing, judgment shall be entered substantially in the form attached as Exhibit D to the Stipulation.

11. Plaintiff shall serve and file his opening brief and supporting papers in support of the Settlement and the application for attorneys’ fees and expenses no later than fifteen (15) business days before the Settlement Hearing. If any objections to the Settlement are received or filed, Plaintiff and/or Defendants may serve and file a brief in response to those objections no later than five (5) business days before the Settlement Hearing.

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12. If the Settlement, including any amendment made in accordance with the Stipulation, is not approved by the Court or shall not become effective for any reason whatsoever, the Settlement (including any modification thereof made with the consent of the parties as provided for in the Stipulation) and provisional Class certification herein, and any actions taken or to be taken in connection therewith (including this Order and any judgment entered herein), shall be terminated and shall become void and of no further force and effect, except for the obligation of NextWave to pay any expenses incurred in connection with the Notice and administration of the Settlement provided for by this Order. In that event, neither the Stipulation, nor any provision contained in the Stipulation, nor any action undertaken pursuant thereto, nor the negotiation thereof by any party shall be deemed an admission or received as evidence in this or any other action or proceeding. For purposes of this provision, a disallowance or modification by the Court of the attorneys’ fees and/or expenses sought by Plaintiff’s counsel shall have no effect on, and shall not be deemed an amendment, modification, or disapproval of, the Settlement or the Order and Final Judgment.

13. The Stipulation and any negotiations, statements, or proceedings in connection therewith shall not be construed or deemed evidence of a presumption, concession, or admission by any Released Person or any other person of any fault, liability, or wrongdoing as to any facts or claims alleged or asserted in the Action or otherwise, or that Plaintiff or Plaintiff’s counsel, the Class or any present or former stockholders of the Company, or any other person has suffered any damage attributable in any manner to any Released Person. The Stipulation and any negotiations, statements, or proceedings in connection therewith shall not be offered or admitted

6

in evidence or referred to, interpreted, construed, invoked, or otherwise used by any person for any purpose in the Action or otherwise, except as may be necessary to enforce or obtain Court approval of the Settlement or except as expressly provided in the Stipulation.

14. The Court may, for good cause, extend any of the deadlines set forth in this Order without further notice to Class members.

Vice Chancellor

7

EXHIBIT C

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

BURT WEISS, individually and on behalf of	)
all others similarly situated,	)
)
Plaintiff,	)
)
v.	)	C.A. No. 7821-VCN
)
ALLEN SALMASI, JACK ROSEN,	)
WILLIAM H. WEBSTER, CARL E. VOGEL,	)
DOUGLAS F. MANCHESTER, NADER	)
TAVAKOLI, NEXTWAVE WIRELESS INC.,	)
AT&T INC., and RODEO ACQUISITION	)
SUB INC.,	)
)
Defendants.	)

NOTICE OF PENDENCY OF CLASS ACTION,

PROPOSED SETTLEMENT OF CLASS ACTION,

SETTLEMENT HEARING, AND RIGHT TO APPEAR

TO:	ALL PERSONS OR ENTITIES WHO HELD SHARES OF COMMON STOCK OF NEXTWAVE WIRELESS INC., EITHER OF RECORD OR BENEFICIALLY, AT ANY TIME BETWEEN AND INCLUDING AUGUST 1, 2012, AND THE DATE OF THE CONSUMMATION OF THE TRANSACTION (DEFINED HEREIN), INCLUDING ANY AND ALL OF THEIR RESPECTIVE SUCCESSORS IN INTEREST, PREDECESSORS, REPRESENTATIVES, TRUSTEES, EXECUTORS, ADMINISTRATORS, HEIRS, ASSIGNS OR TRANSFEREES, IMMEDIATE AND REMOTE, AND ANY PERSON OR ENTITY ACTING FOR OR ON BEHALF OF, OR CLAIMING UNDER, ANY OF THEM, AND EACH OF THEM (EXCLUDING DEFENDANTS, THEIR SUBSIDIARY COMPANIES, AFFILIATES, AND MEMBERS OF THEIR IMMEDIATE FAMILIES, AS THE CASE MAY BE).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF THE LITIGATION REFERRED TO IN THE CAPTION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS, AND ADEQUACY OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS (DEFINED HEREIN).

IF YOU HELD OR TENDERED THE COMMON STOCK OF NEXTWAVE WIRELESS INC. FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

I.     PURPOSE OF NOTICE

Pursuant to an Order of the Court of Chancery of the State of Delaware (the “Delaware Court”) dated                     , 2012, and further pursuant to Chancery Court Rule 23, this Notice is to inform you of (i) the Delaware Court’s determination to provisionally certify, for purposes of the settlement only, the above-captioned action (“Action”) as a non-opt-out class action pursuant to Chancery Court Rules 23(a) and 23(b)(1) and (b)(2) on behalf of the Class (defined below), (ii) the proposed settlement of the Action (the “Settlement”) as provided for in a Stipulation of Settlement (the “Stipulation”) dated November 7, 2012, and (iii) your right to participate in a hearing to be held on                     , 2013, at     :            .m., before the Delaware Court in the Kent County Courthouse, 414 Federal Street, Dover, Delaware 19901 (the “Settlement Hearing”) to determine whether the Delaware Court should (a) finally certify the Action pursuant to Chancery Court Rules 23(a) and 23(b)(1) and (b)(2); (b) certify named plaintiff Burt Weiss (“Plaintiff”) as Class representative and the law firms of Levi & Korsinsky LLP and Rigrodsky & Long, P.A. as Class counsel; (c) approve the Settlement as fair, reasonable, adequate, and in the best interests of the Class; and (d) consider a request for an award of attorneys’ fees and expenses to counsel for Plaintiff.

This Notice describes the rights you may have in the Action and pursuant to the Stipulation and what steps you may take, but are not required to take, in relation to the Settlement.

If the Delaware Court approves the Settlement, the parties will ask the Delaware Court at the Settlement Hearing to enter an Order and Final Judgment dismissing the Action with prejudice in accordance with the terms of the Stipulation. The Delaware Court has the right to approve the Settlement Hearing without further notice. The Delaware Court also has the right to approve the Settlement with or without modifications, and to enter its final judgment dismissing the Action on the merits and with prejudice and to order the payment of attorneys’ fees and expenses without further notice.

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE DELAWARE COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE DELAWARE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES. THIS NOTICE IS SENT FOR THE SOLE PURPOSE OF INFORMING YOU OF THE EXISTENCE OF THIS ACTION AND OF A HEARING ON A PROPOSED SETTLEMENT SO THAT YOU MAY MAKE APPROPRIATE DECISIONS AS TO STEPS YOU MAY WISH TO TAKE IN RELATION TO THIS LITIGATION.

II.      BACKGROUND OF THE ACTION

On August 2, 2012, NextWave Wireless Inc. (“NextWave” or the “Company”) and AT&T Inc. (“AT&T”) announced that they had reached a definitive merger agreement (the “Merger Agreement”) pursuant to which, among other things, AT&T, through its wholly owned subsidiary Rodeo Acquisition Sub Inc. (“Merger Sub”), would acquire all the outstanding shares of NextWave for (i) $1.00 per share in cash and (ii) a non-transferable contingent payment right representing a pro rata interest in an amount of up to $25 million held in escrow, which may be reduced in respect of indemnification obligations and other amounts payable to AT&T (the “Transaction”).

On August 17, 2012, the Company filed with the United States Securities and Exchange Commission (the “SEC”) a preliminary proxy statement.

On August 31, 2012, Plaintiff filed the Action against Allen Salmasi, Jack Rosen, William H. Webster, Carl E. Vogel, Douglas F. Manchester, and Nader Tavakoli (collectively, the “Individual Defendants”), and the Company, AT&T, and Merger Sub (collectively, with the Individual Defendants, the “Defendants”).

In his Verified Class Action Complaint (the “Complaint”), Plaintiff alleged, among other things, that the Individual Defendants, who are the directors of NextWave, breached their fiduciary duties in connection with their consideration and approval of the Transaction; the Company’s public disclosures regarding the Transaction were materially misleading and failed to disclose material information; and the Company, AT&T, and Merger Sub aided and abetted the Individual Defendants’ alleged breach of fiduciary duties. Specifically, Plaintiff alleged, among other things, that:

•

the Individual Defendants had breached their fiduciary duties because the process that had led up to and resulted in the Merger Agreement had favored the Company’s noteholders at the expense of its stockholders and had failed to maximize stockholder value; and

•

the Individual Defendants had failed to disclose material facts concerning the Transaction, including (i) the identity of the noteholders and the amount of consideration each would receive in the Transaction; (ii) whether the Company’s financial advisors conducted a liquidation analysis; (iii) the Company’s potential alternatives to the Transaction, including efforts to sell wireless spectrum assets, and the basis for determining that those alternatives would result in less than the allocation proposed by the Company’s noteholders; (iv) various data and inputs underlying the financial analyses supporting the fairness opinion that had been rendered by the Company’s financial advisors; (v) the internal estimates and other information relating to the Company’s cash flows, assets, liabilities, furnished to the Company’s financial advisors by the Company; and (vi) all the circumstances under which the escrow fund for stockholders may be reduced.

On September 5, 2012, the Company filed with the SEC a definitive proxy statement (the “Proxy”).

On September 6, 2012, Plaintiff served Defendants with Plaintiff’s First Request for the Production of Documents and Things to All Defendants.

On September 6, 2012, Plaintiff filed a Motion for Expedited Proceedings, seeking expedited proceedings, including a preliminary injunction hearing and expedited discovery, and a Motion for Preliminary Injunction, seeking an order enjoining the Transaction.

On September 6, 2012, two California Actions were filed in the Superior Court for San Diego County, California, captioned Rodriguez v. NextWave Wireless, Inc., 37-2012-00103743-CU-SL-CTL and Juzwik v. NextWave Wireless, Inc., 37-2012-00103742-CU-SL-CTL (the “California Actions”), by plaintiffs Juzwik and Rodriguez (the “California Plaintiffs”).

On September 10, 2012, counsel for Plaintiff, California Plaintiffs, and Defendants negotiated a Stipulation and Order Governing the Production and Exchange of Confidential Information to govern the discovery process and the use of documents produced during discovery (the “Protective Order”). The Delaware Court granted the Protective Order on September 11, 2012.

On September 11, 2012, after negotiations, the parties to the Action agreed to a Scheduling Order Regarding Expedited Proceedings, in which Plaintiff’s Motion for Expedited Proceedings was granted and in which a hearing on Plaintiff’s Motion for Preliminary Injunction was scheduled for September 25, 2012. The Delaware Court granted the Scheduling Order on September 12, 2012.

Plaintiff and California Plaintiffs engaged financial and valuation experts to analyze the facts and circumstances concerning the Transaction, the financial disclosures made by Defendants, and the adequacy of the consideration to be paid to the Company’s stockholders in connection with the Transaction.

Plaintiff and California Plaintiffs received and aver that they reviewed (with the assistance of financial and valuation experts) over 7,250 pages of confidential, non-public documents produced by Defendants regarding the Transaction.

Plaintiff’s and California Plaintiffs’ counsel took three contested depositions before entering into any agreement to settle Plaintiff’s and California Plaintiffs’ claims: NextWave director and Chairman Allen Salmasi on September 17, 2012; NextWave director Carl Vogel on September 19, 2012; and Stanley Holtz, of NextWave’s financial advisor Moelis & Company, on September 19, 2012.

Plaintiff, California Plaintiffs, and Defendants engaged in extensive arm’s-length negotiations concerning a possible settlement of the Action and the California Actions.

On September 20, 2012, after negotiations, Plaintiff, California Plaintiffs, and Defendants reached an agreement-in-principle to settle the Action and the California Actions and, through their respective counsel, executed a Memorandum of Understanding (the “MOU”) memorializing the in-principle settlement on terms and conditions substantially similar to those set forth below. Attached as Exhibit A to the MOU were certain additional disclosures to be made by NextWave in a supplement to the Proxy (the “Supplemental Disclosures”).

Plaintiff’s counsel prepared a Brief in Support of Preliminary Injunction, which was due to be filed with the Delaware Court on September 20, 2012, but was obviated by the signing of the MOU.

Prior to the execution of the MOU, Plaintiff, California Plaintiffs, and Defendants did not discuss the appropriateness or amount of any application by Plaintiff’s or California Plaintiffs’ counsel for an award of attorneys’ fees and expenses. No discussions concerning the amount of any attorneys’ fees or expenses were conducted between Plaintiff and California Plaintiffs and Defendants in connection with the Action or the California Actions until all of the other terms of the Stipulation had been agreed upon.

On September 21, 2012, Plaintiff’s counsel submitted a letter to the Delaware Court with the MOU, which informed the Delaware Court that the parties had reached an agreement-in-principle to settle the Action and the California Actions.

On September 21, 2012, NextWave filed with the SEC and mailed to its stockholders a supplement to the Proxy containing the Supplemental Disclosures. These Supplemental Disclosures can be found on the SEC’s EDGAR site at http://www.sec.gov/Archives/edgar/data/1374993/000119312512398848/d414475ddefa14a.htm. They include additional information concerning:

•	the amendment and extension of the Company’s senior notes, subordinated notes and third lien notes;

•	the entry of the Company into a confidentiality agreement and exclusivity agreement with AT&T;

•	certain additional disclosure relating to the Company’s independent committee of its Board and its deliberations;

•	the potential claims against the escrow fund that could reduce the amount of the payment of the Contingent Payment Rights;

•	the financial interest of certain Individual Defendants and their affiliates as noteholders in connection with the Transaction;

•	the estimated amount of the Company’s Net Operating Loss Carry-Forwards and the anticipated substantial reduction of such Net Operating Loss Carry-Forwards in connection with the Transaction; and

•

certain information relating to the basis for the fairness opinion of the Company’s financial advisors, and certain fees that the financial advisor had received from the Company during the prior two years.

On October 8, 2012, the parties to the California Actions filed a Notice of Settlement and Request for Stay in both California Actions pending resolution of the Action.

On October 2, 2012, the NextWave stockholders approved the Transaction and adopted the Merger Agreement.

The Transaction has not yet been consummated.

III.     REASONS FOR THE SETTLEMENT

Plaintiff, through his counsel, completed an investigation of the claims and allegations asserted in the Action, as well as the underlying events that are relevant to the Transaction. In connection with their investigation, counsel for Plaintiff reviewed the confidential documents produced by Defendants, as well as publicly available documents, including documents filed by NextWave with the SEC in connection with the Transaction, and have also conducted additional factual and legal research concerning the validity of their claims, including the three contested depositions described above. Plaintiff’s counsel also engaged and conferred with financial and valuation experts in assessing the relative merits of the claims and defenses at issue. While Plaintiff believes that the claims he asserted have merit, he also believes that the Settlement provides substantial benefits for the Class (defined below). Plaintiff and his counsel believe that any claims relating to disclosure issues would be and have been best remedied by the Supplemental Disclosures that were contained in the supplement to the Proxy that NextWave filed with the SEC on September 21, 2012. In addition to the benefits provided by the Settlement to the Class, Plaintiff and his counsel have considered: (i) the attendant risks of continued litigation and the uncertainty of the outcome of the Action; (ii) the probability of success on the merits and the allegations contained in the Action; (iii) the desirability of permitting the Settlement to be consummated according to its terms; and (iv) whether the terms and conditions of the Settlement are fair, reasonable, and adequate, and in the best interests of Plaintiff and members of the Class to settle the Action, as set forth below.

After considering all of the foregoing, and in consultation with their financial and valuation experts, Plaintiff and his counsel have determined that a settlement of the Action on the terms reflected in the Stipulation is fair, reasonable, adequate, and in the best interests of NextWave’s stockholders and the members of the Class.

Defendants have vigorously denied, and continue to deny: (i) any wrongdoing or liability with respect to all claims, events, and transactions complained of in the Action and California Actions; (ii) that they engaged in any wrongdoing; (iii) that they committed any violation of law; (iv) that they breached or aided and abetted any breach of any fiduciary or disclosure duties; (v) that they acted improperly in any way; and (vi) any liability of any kind to Plaintiff, California Plaintiffs, or the Class (defined below) in the Action or California Actions. Notwithstanding their denial of liability, in order to: (i) avoid the distraction, burden, and expense of further litigation; (ii) dispose of potentially burdensome and protracted litigation; and (iii) finally put to rest and terminate the claims asserted in the Action and California Actions, Defendants consider it desirable that the Action be settled and dismissed on the merits, with prejudice, and without costs to any party (except as set forth below).

IV.     THE SETTLEMENT

In consideration for the Settlement and dismissal with prejudice of the Action and California Actions, and the releases described herein, NextWave included the Supplemental Disclosures in a supplement to the Proxy, filed with the SEC on September 21, 2012. Plaintiff’s and California Plaintiffs’ counsel reviewed and approved the Supplemental Disclosures before they were filed with the SEC.

Without admitting any wrongdoing, Defendants acknowledge that the filing and prosecution of this Action and the California Actions and discussions with Plaintiff’s and California Plaintiffs’ counsel caused their decision to make the Supplemental Disclosures, which contains information sought in the Complaint. Defendants have denied and continue to deny committing, threatening, attempting to commit, or aiding and abetting, any violation of law or breach of any duty to Plaintiff, California Plaintiffs, the Class, or anyone in connection with the Released Claims (defined below) and the subject matter thereof, including the Transaction and the disclosures to NextWave stockholders in connection therewith. Defendants deny and do not concede the materiality of any of the Supplemental Disclosures. Defendants are entering into the Settlement solely because the Settlement would eliminate the distraction, burden, and expense of further litigation.

V.     CLASS ACTION CERTIFICATION

The Delaware Court has provisionally ordered that, for settlement purposes only, the Action shall be maintained as a non-opt-out class action pursuant to Chancery Court Rules 23(a) and 23(b)(1) and (b)(2) on behalf of all persons or entities who owned shares of NextWave common stock, either of record or beneficially, at any time between and including August 1,

2012, and the date of the consummation of the Transaction, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them (the “Class”). Excluded from the Class are Defendants, their subsidiary companies, affiliates, and members of their immediate families, as the case may be.

VI.     SETTLEMENT HEARING

The Delaware Court has scheduled a Settlement Hearing which will be held on                     , 2013, at     :            .m., before the Delaware Court in the Kent County Courthouse, 414 Federal Street, Dover, Delaware 19901, to:

a. determine whether the provisional class action certification should be made final;

b. determine whether the Settlement should be approved by the Delaware Court as fair, reasonable, adequate, and in the best interests of the Class;

c. determine whether an Order and Final Judgment should be entered pursuant to the Stipulation;

d. consider Plaintiff’s counsel’s application for an award of attorneys’ fees and expenses; and

e. rule on such other matters as the Delaware Court may deem appropriate.

The Delaware Court has reserved the right to adjourn the Settlement Hearing or any adjournment thereof, including consideration of the application for attorneys’ fees, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof.

The Delaware Court has also reserved the right to approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the parties and without further notice to the Class.

VII.     RIGHT TO APPEAR AND OBJECT

Any member of the Class who objects to the Settlement, the Order and Final Judgment to be entered in the Action, and/or Plaintiff’s counsel’s application for attorneys’ fees, or who otherwise wishes to be heard, may appear in person or by counsel at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that, except by order of the Delaware Court for good cause shown, no person shall be heard and no papers, briefs, pleadings, or other documents submitted by any person shall be considered by the Delaware Court unless not later than ten (10) business days prior to the Settlement Hearing such person files with the Delaware Court and serves upon counsel listed below: (a) a written notice of intention to appear; (b) proof of membership in the Class; (c) a statement of such person’s objections to any matters before the Delaware Court; and (d) the grounds for such objections and the reasons that such person desires to appear and be heard, as well as all documents or writings such person desires the Delaware Court to consider. Such filings shall be served electronically by LexisNexis File & Serve, by hand, or by overnight mail upon the following counsel:

Brian D. Long, Esquire

RIGRODSKY & LONG, P.A.

2 Righter Parkway, Suite 120

Wilmington, DE 19803

Blake Rohrbacher, Esquire

RICHARDS, LAYTON & FINGER, P.A.

One Rodney Square

920 North King Street

Wilmington, DE 19801

Kenneth J. Nachbar, Esquire

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

1201 North Market Street

Wilmington, DE 19801

Unless the Delaware Court otherwise directs, no person shall be entitled to object to the approval of the Settlement, any judgment entered thereon, the adequacy of the representation of the Class by Plaintiff and his counsel, any award of attorneys’ fees, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding.

VIII.     INTERIM INJUNCTION

Pending final determination of whether the Settlement should be approved, Plaintiff, California Plaintiffs, and all members of the Class are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims (defined below), either directly, representatively, derivatively, or in any other capacity, against Defendants or any of the Released Persons (defined below).

IX.     ORDER AND FINAL JUDGMENT OF THE COURT

If the Delaware Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate, and in the best interests of the Class, the Parties shall jointly request that the Delaware Court enter an Order and Final Judgment. The Order and Final Judgment shall, among other things:

a. Certify the Action as a mandatory, non-opt-out class action pursuant to Chancery Court Rules 23(a) and 23(b)(1) and (b)(2);

b. Determine that the requirements of the Chancery Court Rules and due process have been satisfied in connection with the Notice;

c. Certify Plaintiff as the class representative and the law firms of Levi & Korsinsky LLP and Rigrodsky & Long, P.A. as class counsel;

d. Approve the Settlement as fair, reasonable, adequate, and in the best interests of the Class;

e. Dismiss the Action with prejudice on the merits, as against any and all Defendants, without costs except as herein provided, and release Defendants and all other Released Persons (defined below) from the Released Claims (defined below); and

f. Determine any award of attorneys’ fees and expenses incurred by counsel for Plaintiff.

X.     RELEASES

Under the terms of the Settlement, Plaintiff, California Plaintiffs, and each and every member of the Class (collectively, the “Releasing Persons”) shall be deemed to have, and by operation of the Order and Final Judgment approving this Settlement shall have, completely, fully, finally, and forever, compromised, settled, released, discharged, extinguished, relinquished, and dismissed with prejudice any and all claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters and issues known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been, could have been, or in the future can or might be asserted in the Action, the California Actions, or in any other court, tribunal, or proceeding (including, but not limited to, any claims arising under federal, state, foreign, or common law, including the federal securities laws and any state disclosure law) by or on behalf of any Releasing Person, whether individual, direct, class, derivative, representative, legal, equitable, or any other type or in any other capacity, against Defendants, Frank A. Cassou, Francis J. Harding, and Robert T. Symington, or any of their families, parent entities, controlling persons, associates, affiliates, successors, or subsidiaries, and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employers, employees, attorneys, financial or investment advisors, insurers, consultants, accountants, investment bankers, lenders, entities providing fairness opinions, underwriters, brokers, dealers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, and assigns (collectively, the “Released Persons”), whether or not any such Released Person was named, was served with process, or appeared in the Action or the California Actions, which have arisen, could have arisen, arise now, or hereafter may arise out of or relate in any manner to the acts, events, facts, matters, transactions, occurrences, statements, representations, misrepresentations, or omissions, or any other matter whatsoever set forth in or otherwise related, directly or indirectly, to the allegations in the Action, the California Actions, the Proxy, the Transaction, the Merger Agreement and the transactions contemplated therein, including without limitation (i) the Transaction, the Merger Agreement, or any element, term or condition of the Transaction, the Merger Agreement, or any other document entered into in respect of the Transaction, (ii) Defendants’ consideration, evaluation, and/or approval of the Transaction, (iii) the disclosures or any public filings, periodic reports, press releases, proxy statements or other statements issued, made available, filed, or otherwise disclosed or communicated related directly or indirectly to the Transaction, (iv) any stockholder vote with respect to the Transaction, (v) the consideration offered, paid or received by any Released Person or Class member in connection with the Transaction, (vi) the purchase and redemption of the Company’s secured notes, (vii) payments to the Company’s directors and executive officers in connection with the Transaction, and (viii) any fees, costs, or expenses incurred in prosecuting, defending, or settling the Action and the California Actions (other than any award of attorneys’ fees and expenses to Plaintiff’s counsel as described herein) (collectively, the “Released Claims”); provided, however, that the Released Claims shall not include: (a) any claims to enforce the Settlement or the terms of the Stipulation, (b) any claims arising from any future actions or failures to act with respect to the distribution of the escrow fund and contingent payment rights referenced at pages 70 and 71 of the Proxy issued by the Company in connection with the Transaction, or (c) any claims properly asserted by NextWave stockholders for appraisal under Section 262 of the General Corporation Law of the State of Delaware.

Under the terms of the Settlement, Defendants and the Released Persons shall be deemed to have, and by operation of the Order and Final Judgment approving this Settlement shall have, completely, fully, finally, and forever released Plaintiff, California Plaintiffs, their counsel, financial and valuation experts, and members of the Class from all claims arising out of the commencement, prosecution, settlement, or resolution of the Action and the California Actions; provided, however, that Defendants and the Released Persons shall retain the right to enforce in the Delaware Court the Settlement and the terms of the Stipulation and to oppose, defend, or otherwise respond to any appraisal proceeding brought by any Class member.

The releases contemplated by the Stipulation shall extend to claims that the Releasing Persons know or suspect to exist at the time of the release, which if known, might have affected their decision to enter into the release or whether or how to object to the Settlement. This Settlement is intended to extinguish all Released Claims, and, consistent with such intention, the Releasing Persons shall be deemed to waive any and all provisions, rights, and benefits conferred by any law of the United States, any state or territory of the United States, foreign law or any principle of common law that may have the effect of limiting the releases set forth above. The Releasing Persons shall be deemed to relinquish, to the extent applicable, and to the full extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, which states that:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

In addition, the Releasing Persons shall be deemed to waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542. The Releasing Persons acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this Settlement, but that it is their intention (and Plaintiff’s intention on behalf of the Class) to fully, finally, and forever settle and release any and all Released Claims, whether known or unknown, suspected or unsuspected, which now exist or heretofore existed or may hereafter exist and without regard to the subsequent discovery or existence of such additional or different facts.

XI.     CONDITIONS OF SETTLEMENT

The Settlement shall be null and void and of no force and effect, unless otherwise agreed to by the parties to the Stipulation, absent fulfillment of each of the following:

1. The consummation of the Transaction;

2. Final Approval1 of the Settlement without the award of any damages, costs, fees or the grant of any further relief except for an award of attorneys’ fees and expenses as described herein; provided, however, that the failure of the Delaware Court to approve any requested award of attorneys’ fees and/or expenses in whole or in part shall have no effect on the Settlement;

3. The dismissal with prejudice of the California Actions in accordance with the Stipulation and such dismissal being finally affirmed on appeal or such dismissal not being subject to appeal (or further appeal) by lapse of time or otherwise;

4. The entry of a final judgment in the Action approving the Settlement and providing for the dismissal with prejudice of this Action and approving the grant of a release by the Class to the Released Persons of the Released Claims; and

5. The inclusion in the final judgment in the Action of a provision enjoining all members of the Class from asserting any of the Released Claims.

XII.     APPLICATION FOR ATTORNEYS’ FEES AND EXPENSES

Defendants acknowledge that, as a result of the Supplemental Disclosures and by virtue of the conditions contained in the Settlement, in which Plaintiff’s and California Plaintiffs’ counsel played a material and substantial role, NextWave’s public stockholders received certain benefits. Following the execution of the MOU, and after negotiating, agreeing on, and memorializing the other elements of the Settlement, the parties to the Stipulation negotiated an

[1]

The approval of the Settlement by the Delaware Court shall be considered final (“Final Approval”) upon the later of (i) the expiration of the time for the filing or noticing of an appeal, writ petition, or motion for reargument or rehearing from the Delaware Court’s Order and Final Judgment approving the material terms of this Settlement without such appeal or motion having been made; (ii) the date of final affirmance of the Delaware Court’s Order and Final Judgment on any appeal or reargument or rehearing; or (iii) the final dismissal of any appeal or writ proceeding.

attorneys’ fee award payable by NextWave (or its insurers) for the benefits conferred on its stockholders. In the event an award of fees and expenses is approved by the Delaware Court, such fees and expenses shall be paid by NextWave or its insurers.

Plaintiff’s counsel shall apply to the Delaware Court for an award of attorneys’ fees and expenses in an amount not to exceed $405,000, to be paid, or caused to be paid, by NextWave (or its insurers) (the “Fee Award”). Defendants agree not to oppose Plaintiff’s request for an award of attorneys’ fees and expenses up to $405,000, in full settlement of Plaintiff’s claim for attorneys’ fees and expenses. Should the Delaware Court award an amount greater than $405,000, Plaintiff’s counsel shall not be paid any amount in excess of $405,000. Should the Delaware Court award an amount less than $405,000, Plaintiff’s counsel shall be paid no more than the amount awarded by the Delaware Court. Plaintiff’s counsel warrants that no portion of such fees and expenses shall be paid to Plaintiff or any other member of the Class, except as approved by the Delaware Court. Plaintiff and California Plaintiffs will not seek attorneys’ fees or expenses other than as provided for in this paragraph, including from the California Court in connection with the California Actions. The parties to the Stipulation agree that the Delaware Court-approved payment of attorneys’ fees and expenses will be made after all of the following events have occurred: (a) entry of an order awarding such fees and expenses; (b) entry of the orders dismissing with prejudice this Action and the California Actions; and (c) consummation of the Transaction. Such payment will be made no later than the tenth (10th) business day following the completion of the three events. Any such payment shall be made subject to the joint and several obligations of Plaintiff’s and California Plaintiffs’ counsel to make refunds or repayment to NextWave (or any successor entity) if any specified condition to the Settlement is not satisfied or, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the Delaware Court’s approval of the Settlement is reversed or the releases granted to the Released Persons are materially modified, any dismissal order is reversed, or the fee or expenses award is reduced or reversed. Each of Plaintiff’s and California Plaintiffs’ counsel’s law firms, as a condition of receiving such fees and expenses, on behalf of itself and each partner, shareholder and/or member of it, agrees that the law firm and its partners, shareholders, and/or members are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this Paragraph. Fees awarded by the Delaware Court shall be paid via wire transfer to an account designated by Plaintiff’s counsel, and payment in accordance with the wire instructions provided by Plaintiff’s counsel shall fully and completely discharge the obligations of NextWave (or its insurers) to pay any fees and expenses awarded by the Delaware Court. Payment of attorneys’ fees is conditional upon consummation of the Transaction.

Except for the attorneys’ fees and expenses referred to above and the costs of providing and administering this notice, Defendants shall not be required to bear any other expenses, costs, damages, or fees alleged or incurred by Plaintiff, by California Plaintiffs, by any member of the Class, or by any of their attorneys, experts, advisors, agents, or representatives. Defendants shall have no responsibility for, and no liability with respect to, the allocation of fees or expenses among counsel for Plaintiff and California Plaintiffs and/or any other person who may assert a claim to the Fee Award.

XIII.     NOTICE TO PERSONS OR ENTITIES HOLDING OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks and/or other persons or entities who held shares of the common stock of NextWave at any time between and including August 1, 2012, and the date of the consummation of the Transaction, for the benefit of others are directed promptly to send this Notice to all of their respective beneficial owners. If additional copies of the Notice are needed for forwarding to such beneficial owners, any requests for such copies may be made to:

NextWave Shareholders Litigation
c/o
Notice Administrator

XIV.     SCOPE OF THIS NOTICE

This Notice is not all-inclusive. The references in this Notice to the pleadings in the Action, the Stipulation, and other papers and proceedings are only summaries and do not purport to be comprehensive. For the full details of the Action, the claims and defenses that have been asserted by the parties, and the terms and conditions of the Settlement, including a complete copy of the Stipulation, members of the Class are referred to the documents filed with the Delaware Court. You or your attorney may examine the Delaware Court files during regular business hours of each business day at the office of the Register in Chancery, in the Kent County Courthouse, 414 Federal Street, Dover, Delaware 19901. Questions or comments may be directed to Plaintiff’s counsel, Brian D. Long, Esquire, Rigrodsky & Long, P.A., 2 Righter Parkway, Suite 120, Wilmington, Delaware 19803, (302) 295-5310, or Donald J. Enright, Esquire, Levi & Korsinsky LLP, 1101 30th Street, N.W., Suite 115, Washington, DC 20007, (202) 524-4290.

PLEASE DO NOT WRITE OR CALL THE COURT.

Dated:	BY ORDER OF THE COURT

Register in Chancery

EXHIBIT D

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

BURT WEISS, individually and on behalf of	)
all others similarly situated,	)
)
Plaintiff,	)
)
v.	)	C.A. No. 7821-VCN
)
ALLEN SALMASI, JACK ROSEN,	)
WILLIAM H. WEBSTER, CARL E. VOGEL,	)
DOUGLAS F. MANCHESTER, NADER	)
TAVAKOLI, NEXTWAVE WIRELESS INC.,	)
AT&T INC., and RODEO ACQUISITION	)
SUB INC.,	)
)
Defendants.	)

[PROPOSED] ORDER AND FINAL JUDGMENT

A hearing having been held before this Court on                     , 2013, pursuant to this Court’s Order dated                     , 2012 (the “Scheduling Order”), upon a Stipulation of Settlement dated November 7, 2012 (the “Stipulation”) filed in the above-captioned action (the “Action”), which (along with the Scheduling Order) is incorporated herein by reference; it appearing that due notice of said hearing has been given in accordance with the aforesaid Scheduling Order; the respective parties having appeared by their attorneys of record; the Court having heard and considered evidence in support of the proposed settlement (the “Settlement”) set forth in the Stipulation; the attorneys for the respective parties having been heard; an opportunity to be heard having been given to all other persons requesting to be heard in accordance with the Scheduling Order; the Court having determined that notice to the Class (as defined below) was adequate and sufficient; and the entire matter of the proposed Settlement having been heard and considered by the Court,

IT IS HEREBY ORDERED, ADJUDGED, and DECREED, this     day of                    , 2013, that:

1. Unless otherwise defined herein, all capitalized terms shall have the meanings as set forth in the Stipulation.

2. The Notice of Pendency of Class Action, Proposed Settlement of Class Action, Settlement Hearing, and Right to Appear (the “Notice”) has been given to the Class (as defined below) pursuant to and in the manner directed by the Scheduling Order, proof of the mailing of the Notice has been filed with the Court and full opportunity to be heard has been offered to all parties to the Action, the Class, and persons in interest. The form and manner of the Notice is hereby determined to have been the best notice practicable under the circumstances and to have been given in full compliance with each of the requirements of Chancery Court Rule 23, due process, and applicable law, and it is further determined that all members of the Class are bound by this Order and Final Judgment.

3. Based on the record of the Action, the Court expressly and conclusively finds, pursuant to Chancery Court Rules 23(a) and 23(b)(1) and (b)(2), as follows:

a. that (i) the Class, as defined below, is so numerous that joinder of all members is impracticable, (ii) there are questions of law and fact common to the Class, (iii) the claims of Plaintiff are typical of the claims of the Class, and (iv) Plaintiff and his counsel have fairly and adequately protected the interests of the Class; and

b. that the requirements of Chancery Court Rules 23(a) and 23(b)(1) and (b)(2) have been satisfied.

4. The Action is finally certified as a class action pursuant to Chancery Court Rules 23(a) and 23(b)(1) and (b)(2) on behalf of a class consisting of all persons or entities who held shares of NextWave common stock, either of record or beneficially, at any time between and including August 1, 2012, and the date of the consummation of the Transaction, including

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any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them (the “Class”), and that they shall not have the right to opt out of the Class. Excluded from the Class are Defendants, their subsidiary companies, affiliates, and members of their immediate families, as the case may be. Plaintiff Burt Weiss is finally certified as the Class Representative. The law firms of Levi & Korsinsky LLP and Rigrodsky & Long, P.A. are finally certified as Class counsel.

5. The Stipulation and the terms of the Settlement as described in the Stipulation and the Notice are found to be fair, reasonable, adequate, and in the best interests of the Class, and are hereby approved pursuant to Chancery Court Rule 23(e). The parties to the Stipulation are hereby authorized and directed to comply with and to consummate the Settlement in accordance with the terms and provisions set forth in the Stipulation, and the Register in Chancery is directed to enter and docket this Order and Final Judgment.

6. This Order and Final Judgment shall not constitute any evidence or admission by any party herein that any acts of wrongdoing have been committed by any of the parties to the Action and should not be deemed to create any inference that there is any liability therefor.

7. The Action is hereby dismissed with prejudice on the merits and, except as provided herein, without costs.

8. Plaintiff and each and every member of the Class (collectively, the “Releasing Persons”) shall be deemed to have, and by operation of this Order and Final Judgment approving the Settlement shall have, completely, fully, finally, and forever,

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compromised, settled, released, discharged, extinguished, relinquished, and dismissed with prejudice any and all claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters and issues known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been, could have been, or in the future can or might be asserted in the Action, the California Actions, or in any other court, tribunal, or proceeding (including, but not limited to, any claims arising under federal, state, foreign, or common law, including the federal securities laws and any state disclosure law) by or on behalf of any Releasing Person, whether individual, direct, class, derivative, representative, legal, equitable, or any other type or in any other capacity, against Defendants, Frank A. Cassou, Francis J. Harding, and Robert T. Symington, or any of their families, parent entities, controlling persons, associates, affiliates, successors, or subsidiaries, and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employers, employees, attorneys, financial or investment advisors, insurers, consultants, accountants, investment bankers, lenders, entities providing fairness opinions, underwriters, brokers, dealers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, and assigns (collectively, the “Released Persons”), whether or not any such Released Person was named, was served with process, or appeared in the Action or the California Actions, which have arisen, could have arisen, arise now, or hereafter may arise out of or relate in any manner to the acts, events, facts, matters, transactions, occurrences, statements, representations, misrepresentations, or omissions, or any other matter whatsoever set forth in or otherwise related, directly or indirectly, to the

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allegations in the Action, the California Actions, the Proxy, the Transaction, the Merger Agreement and the transactions contemplated therein, including without limitation (i) the Transaction, the Merger Agreement, or any element, term or condition of the Transaction, the Merger Agreement, or any other document entered into in respect of the Transaction, (ii) Defendants’ consideration, evaluation, and/or approval of the Transaction, (iii) the disclosures or any public filings, periodic reports, press releases, proxy statements or other statements issued, made available, filed, or otherwise disclosed or communicated related directly or indirectly to the Transaction, (iv) any stockholder vote with respect to the Transaction, (v) the consideration offered, paid or received by any Released Person or Class member in connection with the Transaction, (vi) the purchase and redemption of the Company’s secured notes, (vii) payments to the Company’s directors and executive officers in connection with the Transaction, and (viii) any fees, costs, or expenses incurred in prosecuting, defending, or settling this Action or the California Actions (other than the award pursuant to paragraph 11 below) (collectively, the “Released Claims”); provided, however, that the Released Claims shall not include: (a) any claims to enforce the Settlement or the terms of the Stipulation, (b) any claims arising from any future actions or failures to act with respect to the distribution of the escrow fund and contingent payment rights referenced at pages 70 and 71 of the Proxy issued by the Company in connection with the Transaction, or (c) any claims properly asserted by NextWave stockholders for appraisal under Section 262 of the General Corporation Law of the State of Delaware.

9. Defendants and the Released Persons shall be deemed to have, and by operation of this Order and Final Judgment approving the Settlement shall have, completely, fully, finally, and forever released Plaintiff, California Plaintiffs, their counsel, financial and valuation experts, and members of the Class from all claims arising out of the commencement,

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prosecution, settlement, or resolution of the Action and the California Actions; provided, however, that Defendants and the Released Persons shall retain the right to enforce in this Court the Settlement and the terms of the Stipulation and to oppose, defend, or otherwise respond to any appraisal proceeding brought by any Class member.

10. The releases contemplated by the Stipulation shall extend to claims that the Releasing Persons know or suspect to exist at the time of the release, which if known, might have affected their decision to enter into the release or whether or how to object to the Settlement. The Settlement is intended to extinguish all Released Claims, and, consistent with such intention, the Releasing Persons shall be deemed to waive any and all provisions, rights, and benefits conferred by any law of the United States, any state or territory of the United States, foreign law or any principle of common law that may have the effect of limiting the releases set forth above. The Releasing Persons shall be deemed to relinquish, to the extent applicable, and to the full extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, which states that:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

In addition, the Releasing Persons shall be deemed to waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542. The Releasing Persons acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of the Settlement, but that it is their intention (and Plaintiff’s intention on behalf of the Class) to

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fully, finally, and forever settle and release any and all Released Claims, whether known or unknown, suspected or unsuspected, which now exist or heretofore existed or may hereafter exist and without regard to the subsequent discovery or existence of such additional or different facts.

11. Plaintiff’s counsel is hereby awarded attorneys’ fees and expenses in the amount of $            , which amount the Court finds to be fair and reasonable and which shall be paid to Plaintiff’s counsel in accordance with the terms of the Stipulation.

12. Plaintiff and the members of the Class, and any of their respective representatives, trustees, successors, heirs, and assigns, are hereby individually and severally permanently barred and enjoined from instituting, commencing, prosecuting, participating in, or continuing any action or other proceeding in any court or tribunal of this or any other jurisdiction, either directly, representatively, derivatively or in any other capacity, against any of the Released Persons, based upon, arising out of, or in any way related to or for the purpose of enforcing any Released Claim, all of which Released Claims are hereby declared to be compromised, settled, released, dismissed with prejudice and extinguished by virtue of the proceedings in this Action and this Order and Final Judgment; provided, however, that, pursuant to paragraph 22 of the Stipulation, the California Plaintiffs may take all reasonably necessary steps to secure the dismissal with prejudice of the California Actions within five (5) business days of this Order and Final Judgment.

13. The effectiveness of the provisions of this Order and Final Judgment and the obligations of Plaintiff and Defendants under the Settlement shall not be conditioned upon or subject to the resolution of any appeal from this Order and Final Judgment that relates solely to the issue of Plaintiff’s counsel’s application for an award of attorneys’ fees and expenses.

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14. Without affecting the finality of this Order and Final Judgment, jurisdiction is hereby retained by this Court for the purpose of protecting and implementing the Stipulation and the terms of this Order and Final Judgment, including the resolution of any disputes that may arise with respect to the effectuation of any of the provisions of the Stipulation, and for the entry of such further orders as may be necessary or appropriate in administering and implementing the terms and provisions of the Settlement and this Order and Final Judgment.

Vice Chancellor

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